Exhibit 8

Controlled Entities

Incorporated in Nature of Business

All controlled entities are 100% owned unless otherwise noted.

The material controlled entities of the Group are:

Australia and New Zealand Banking Group Limited Australia Banking

Alliance Holdings Limited Australia Investment

ANZ Capel Court Limited Australia Investment Banking

ANZ Capital Funding Pty Ltd Australia Funding

ANZ Capital Hedging Pty Ltd Australia Hedging

ANZCover Insurance Pty Ltd Australia Self-Insurance

ANZ Executors & Trustee Company Limited Australia Trustee/Nominee

ANZ Financial Products Pty Ltd Australia Investment

ANZ Funds Pty Ltd Australia Holding Company

ANZ Holdings (New Zealand) Limited* New Zealand Holding Company

EFTPOS New Zealand Limited* New Zealand Eftpos Service Provider

ANZ Banking Group (New Zealand) Limited* New Zealand Banking

Tui Securities Limited* New Zealand Investment

UDC Finance Limited* New Zealand Finance

Endeavour Finance Limited* New Zealand Finance

Tui Endeavour Limited* New Zealand Finance

ANZ International Private Limited* Singapore Finance

ANZ Singapore Limited* Singapore Merchant Banking

Minerva Holdings Limited* England Holding Company

ANZEF Limited* England Export Finance

ANZ Holdings Pty Ltd Australia Property Owner

ANZ Investment Holdings Pty Ltd Australia Investment

530 Collins Street Property Trust Australia Investment Activities

ANZ Lenders Mortgage Insurance Pty Limited Australia Mortgage Insurance

ANZ Orchard Investments Pty Ltd Australia Investment

ANZ Properties (Australia) Pty Ltd Australia Property Owner

ANZ Securities (Holdings) Limited Australia Holding Company

Australia and New Zealand Banking Group (PNG) Limited* Papua New Guinea Banking

Esanda Finance Corporation Limited Australia General Finance

Fleet Partners Pty Limited Australia Finance

NMRSB Pty Ltd Australia Investment

PT ANZ Panin Bank*(1) Indonesia Banking

US Distribution Trust I USA Investment

US Distribution Trust II USA Investment

* Audited by overseas KPMG firms

(1) Outside equity interests hold ordinary shares or units in the controlled entities listed above as follows:

PT ANZ Panin Bank – 7,500 IDR 1M shares (15%) (2002: 7,500 IDR 1M shares (15%))